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                                                              Exhibit No. 10.238

                             TERMINATION AGREEMENT
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     THIS TERMINATION AGREEMENT (this "Agreement") is made and entered into this
17th day of January, 2002, between MEGO FINANCIAL CORP., a New York corporation (the "Company"), and JEROME J. COHEN ("Cohen"). This Agreement is intended to replace that certain Amended and Restated Employment Agreement, dated as of November 10, 2000, by and between Mego and Cohen (the "Employment Agreement"). Accordingly, effective as of the Commencement Date hereof as that term is hereafter defined, the Employment Agreement shall be terminated and declared null and void and no payment of Executive Incentive Income shall be due respecting income of the Company for the period from September 1, 2001 to the Commencement Date.

                             R E C I T A T I O N S
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     A.   The Company recognizes that Cohen has performed substantial services for the Company which have contributed to its growth.

     B. The Company and Cohen now each desire to terminate their existing business relationship on the terms and conditions set forth in this Agreement.

                    O P E R A T I V E   P R O V I S I O N S
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     In consideration of the foregoing recitations, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

                                   ARTICLE I
                             TERMINATION AGREEMENT

     1.1  Termination Fee.  In consideration for prior services provided by
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Cohen to Company and for the termination of Cohen's Employment Agreement, the
Company shall pay a fee to Cohen equal to Seven Hundred Fifty Thousand Dollars ($750,000), payable in thirty six (36) equal consecutive monthly installments of Twenty Thousand Eight Hundred and Thirty-Three Dollars and Thirty-Three cents ($20,833.33) per month, commencing February 1, 2002 (the "Commencement Date"). In the event of Cohen's death prior to the entire distribution of the fee set forth in this Section 1.1, the remaining amounts shall be paid to the beneficiary designated by Cohen, in writing, to the Company, or if no such beneficiary shall be designated, then to Cohen's estate, at such times and in such amounts as if Cohen had not died.

     1.2  Other Benefits.
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          (a)  Medical Insurance Coverage.  During the period commencing on the
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Commencement Date and ending three years from such date (the "Coverage Period")
Cohen and his Spouse shall continue to be covered under that certain Equitable Life Assurance Society of the United States medical insurance policy, number PPB N 86 803 722 (the "Policy"), and the Company shall pay the premiums thereon that are allocable to the Coverage Period. In addition, the Company shall reimburse Cohen for any medical expenses incurred by Cohen (but not for those medical expenses incurred by his Spouse) during the Coverage Period that are not covered under the Policy including, without limitation, any amounts that are not covered by the reason of the deductible and/or copayment provisions of the Policy. Reimbursements made by the Company to Cohen shall be made on a quarterly basis and the amount of the quarterly reimbursement shall be based upon invoices submitted by Cohen to the Company during such quarter. Notwithstanding anything to the contrary herein, the Company shall not be required to pay any medical expenses incurred by Cohen that are not covered by the Policy by reason of their being in excess of the maximum amount of covered expenses under the Policy.

          (b)  Occupancy of Office.  During the period beginning on the
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Commencement Date and ending on the last day of the third calendar month that begins after the Commencement Date (as defined in Section 1.1 hereof ) (the "Office Period"), the Company shall continue to lease, and pay the rent and utility costs of, and Cohen shall have the right to continue utilizing, the Company's office space in Miami, Florida (the "Miami Office") where Cohen previously performed services for Mego. In addition, as of the Commencement Date, Cohen shall be entitled to keep any office furniture, furnishings or equipment located in the Miami Office. During the Office Period, Cohen shall organize all records, files and transaction bibles of the Company, and arrange to have those documents packaged and shipped, at the Company's expense, to the Company's offices in Las Vegas, Nevada. Cohen shall be entitled to keep or discard any such documents that the Company does not wish to have shipped as aforesaid.

                                   ARTICLE II
                             Restrictive Covenants.
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     2.1  Non-Competition.  For the three (3) year period ending on the third
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anniversary of the Commencement Date (the "Restricted Period") and provided that the Company is not in breach of any of its obligations under Sections 1.1, 1.2 or 3.4 of this Agreement, Cohen shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, corporation, company, partnership, association, venture or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) competes with the Company's business (for this purpose, the Company's business shall mean any business that engages in time share sales in North America); provided that such provision shall not apply to Cohen's ownership of Common Stock of the Company or the acquisition by Cohen, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations

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of securities prices in common use, so long as Cohen does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such corporation.

     2.2  Nonsolicitation of Employees. During the Restricted Period, and
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provided that the Company is not in breach of any of its obligations under
Sections 1.1, 1.2 or 3.4 of this Agreement, Cohen shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months.

     2.3  Acknowledgment by Cohen. Cohen acknowledges and confirms that (i) the
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restrictive covenants contained in this Article II are reasonably necessary to protect the legitimate business interests of the Company, and (ii) the restrictions contained in this Article II (including without limitation the length of the term of the provisions of this Article II) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. Cohen further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Article II will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. Cohen acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Article
II. Cohen further acknowledges that the restrictions contained in this Article II are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

     2.4  Reformation by Court.  In the event that a court of competent
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jurisdiction shall determine that any provision of this Article II is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article II within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

     2.5  Survival.  The provisions of this Article II shall survive the
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payment by the Company to Cohen of the Lump Sum Payment pursuant to Article II hereof.

     2.6  Injunction.  It is recognized and hereby acknowledged by the parties
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hereto that a breach by Cohen of any of the covenants contained in Article II of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, Cohen recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining

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and restraining any violation of any or all of the covenants contained in
Article II of this Agreement by Cohen or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

                                  ARTICLE III
                                 Miscellaneous
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     3.1  Entire Agreement; Amendment.  This Agreement constitutes the entire
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agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto. This Agreement may not be amended or modified in any way except by a written instrument executed by the Company and Cohen.

     3.2  Notice.  All notices under this Agreement shall be in writing and
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shall be given by personal delivery, or by registered or certified United States mail, postage prepaid, return receipt requested, to the address set forth below:

     If to Cohen:             Jerome J. Cohen
                              11111 Biscayne Blvd. #227
                              Miami, Florida, 33181

     If to Company:           MEGO FINANCIAL CORP.

                              4310 Paradise Road
                              Las Vegas, Nevada  89109
                              Attn:  Floyd W. Kephart, President

or to such other person or persons or to such other address or addresses as Cohen and the Company or their respective successors or assigns may hereafter furnish to the other by notice similarly given. Notices, if personally delivered, shall be deemed to have been received on the date of delivery, and if given by registered or certified mail, shall be deemed to have been received on the fifth business day after mailing.

     3.3  Governing Law.  This Agreement shall be governed by, and construed and
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interpreted in accordance with, the laws of the State of Florida, without giving effect to the conflict of laws principles of each State. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit.

     3.4  Assignment: Successors and Assigns.  Neither Cohen nor the Company may
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make an assignment of this Agreement or any interest herein, by operation of
laws or otherwise, without the prior written consent of the other party.   This
Agreement shall inure to the benefit

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of, and be binding upon, the Company and Cohen, his heirs, personal representatives, executors, legal representatives, successors and their permitted assigns, if any. In the event that the Company shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity, or if more than fifty percent (50%) of its stock shall be sold, transferred or issued to another party or parties, the Company shall immediately pay Cohen the balance of the $750,000 fee set forth in Section 1.1 hereof not previously paid by the monthly payments provided for in the said Section 1.1 hereof (such payment being referred to as the "Lump Sum Payment"). Upon payment by the Company of the Lump Sum Payment in accordance with the foregoing sentence of this Section 3.4, then the Coverage Period for the continued payment of health insurance premiums and reimbursement of medical expenses under Section 1.2(a) hereof shall cease for expenses incurred after the date on which the Company has made the Lump Sum Payment to Cohen.

     3.5  Waiver.  The waiver by any party hereto of the other party's prompt
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and complete performance or breach or violation of any provision of this
Agreement shall not operate or be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party or as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

     3.6  Severability.  The invalidity of any one or more of the words,
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phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, then this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

     3.7  Damages.  Nothing contained herein shall be construed to prevent the
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Company or Cohen from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

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     3.8   Consent to Jurisdiction. In the event any controversy or claim arises
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out of or relates to this Agreement or the breach thereof, the parties hereby consent to the jurisdiction of the Supreme Court of Florida, the Florida
District Court of Appeal, and the United States District Court for the District of Florida. Accordingly, with respect to any such court action, Cohen and the Company each (i) submit to the personal jurisdiction of such courts; (ii) consent to service of process; and (iii) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     3.9   Gender and Number.  Wherever the context shall so require, all words
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herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural and all plural words shall include the singular.

     3.10  Section Headings.  The section or other headings contained in this
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Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions of this Agreement.

     3.11  No Third Party Beneficiary other than Company.  Nothing expressed or
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implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and each of their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                             THE COMPANY:

                                             MEGO FINANCIAL CORP., a New York
                                             corporation

                                               /s/ Floyd W. Kephart
                                             ---------------------------------
                                             FLOYD W. KEPHART, President


                                             COHEN:

                                               /s/ Jerome Cohen
                                             ---------------------------------
                                             JEROME J. COHEN

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